As filed with the Securities and Exchange Commission on May 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0683487
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Puma Biotechnology, Inc. 2011 Incentive Award Plan

(Full Title of the Plan)

Alan H. Auerbach

President and Chief Executive Officer

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(424) 248-6500

(Name and Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

B. Shayne Kennedy

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share:	1,237,500	$4.27(2)	$5,284,125	$605.56
Common Stock, par value $0.0001 per share:	2,291,912	$13.50(3)	$30,940,812	$3,545.82
Totals:	3,529,412	—	$36,224,937	$4,151.38

(1)

The Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “2011 Plan”) authorizes the issuance of not more than 3,529,412 shares of the Registrant’s common stock, par value $0.0001 per share, all of which are being registered hereunder. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the 2011 Plan by reason of any stock split, stock dividend or similar transaction. .

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and the aggregate offering price for the outstanding stock options are based upon the weighted average of the exercise price for 1,237,500 outstanding 2011 Plan options to purchase shares of the Registrant’s common stock.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The Proposed Maximum Offering Price Per Share for the 2011 Plan shares which are not currently subject to outstanding 2011 Plan options to purchase shares of the Registrant’s common stock is $13.50, which is the average of the high and low prices of the Registrant’s common stock reported on the OTC Bulletin Board on May 24, 2012.

Proposed sales to take place as soon after the effective date of this registration statement as awards under the Plan are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Puma Biotechnology, Inc. is sometimes referred to as “the Registrant.”

Item 3.	Incorporation of Documents by Reference.

The Commission allows the Registrant to “incorporate by reference” the information the Registrant files with the Commission, which means that the Registrant can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. The Registrant hereby incorporates by reference into this registration statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 29, 2012 (including information specifically incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2012 Annual Meeting of Stockholders filed with the Commission on April 30, 2012);
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 15, 2012;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 24, 2012, April 10, 2012, April 19, 2012 and April 30, 2012; and

(d)	The description of the Registrant’s common stock contained in the Registration Statement on Form S-1 filed by the Registrant with the Commission on December 2, 2011 (Registration No. 333-178308), including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and any exhibit furnished on such form that relates to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation provides for indemnification of the officers and directors to the full extent permitted by applicable law.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

			Incorporation by Reference
Exhibit No.		Description	Form	Exhibit	Filing Date
4.1		Amended and Restated Certificate of Incorporation	DEF 14C	Appendix I	10/24/2011
4.2		Bylaws of Puma Biotechnology, Inc.	10-SB	3.2	9/14/2007
4.3		Specimen Common Stock Certificate	S-1/A	4.1	3/30/2012
5.1	+	Opinion of Latham & Watkins LLP
23.1	+	Consent of PKF Certified Public Accountants
23.2	+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	+	Powers of Attorney (included on signature page)
99.1		Puma Biotechnology, Inc. 2011 Incentive Award Plan	8-K	10.4	10/11/2011
99.2		Form of Stock Option Grant Notice and Stock Option Agreement	10-K	10.5	3/30/2012
99.3		Form of Chief Executive Officer Stock Option Grant Notice and Stock Option Agreement	10-K	10.6	3/30/2012

+	Filed herewith

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 25th day of May, 2012.

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Alan H. Auerbach and Charles R. Eyler, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alan H. Auerbach Alan H. Auerbach	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 25, 2012

/s/ Charles R. Eyler Charles R. Eyler	Senior Vice President, Finance and Administration and Treasurer (Principal Financial Officer)	May 25, 2012

/s/ Thomas R. Malley Thomas R. Malley	Director	May 25, 2012

/s/ Jay M. Moyes Jay M. Moyes	Director	May 25, 2012

INDEX TO EXHIBITS

			Incorporation by Reference
Exhibit No.		Description	Form	Exhibit	Filing Date

4.1		Amended and Restated Certificate of Incorporation	DEF 14C	Appendix I	10/24/2011

4.2		Bylaws of Puma Biotechnology, Inc.	10-SB	3.2	9/14/2007

4.3		Specimen Common Stock Certificate	S-1/A	4.1	3/30/2012

5.1	+	Opinion of Latham & Watkins LLP

23.1	+	Consent of PKF Certified Public Accountants

23.2	+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	+	Powers of Attorney (included on signature page)

99.1		Puma Biotechnology, Inc. 2011 Incentive Award Plan	8-K	10.4	10/11/2011

99.2		Form of Stock Option Grant Notice and Stock Option Agreement	10-K	10.5	3/30/2012

99.3		Form of Chief Executive Officer Stock Option Grant Notice and Stock Option Agreement	10-K	10.6	3/30/2012

+	Filed herewith